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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 26, 2000

                                 VITRISEAL, INC.
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             (Exact name of registrant as specified in its charter)


          Nevada                      02-99110                   91-1499978
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(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



12226 South 1000 East, Suite 9, Draper, Utah                            84020
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 (Address of principal executive offices)                             (Zip Code)


        Registrant's telephone number, including are code: (801) 553-8785
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                                 Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 26, 2000, VitriSeal, Inc. (the "Company" or "Vitriseal") acquired Thermoflow Corporation, a Nevada corporation with offices in Las Vegas, Nevada ("Thermoflow"), and Liquitek Corporation, a Nevada corporation with offices in Knoxville, Tennessee ("Liquitek"), through tax-free, stock-for-stock reorganizations. VitriSeal issued 9,661,500 shares of its common stock for all of the shares of Thermoflow and 5,000,000 shares for all of the shares of Liquitek. In addition, VitriSeal issued 398,500 common stock purchase warrants in replacement of outstanding Thermoflow warrants.

Thermoflow owns and operates a proprietary, three million-gallon per year capacity antifreeze recycling facility in Las Vegas, Nevada. The unique Thermoflow technology receives waste antifreeze and produces fully reformulated antifreeze indistinguishable from antifreeze made from virgin materials. The Thermoflow technology is capable of economically treating/recycling many other contaminated liquids, including wastewater. Thermoflow has licensed the technology to Liquitek under an exclusive license agreement.

Liquitek refined the Thermoflow technology and has licensed and leased an oily wastewater treatment system to Hawaii's largest recycling company. Liquitek, in conjunction with Thermoflow, developed a proprietary system for recycling car wash wastewater and installed its first system in Hiroshima, Japan.

VitriSeal's business plan for the two acquired subsidiaries includes designing and manufacturing advanced wastewater treatment systems for the global water treatment market, as well as systems for profitably recycling other contaminated liquids, such as antifreeze, for domestic and international customers.

Pursuant to the terms of the reorganization agreements with Thermoflow and Liquitek, VitriSeal contributed approximately $1,500,000 to Thermoflow and $650,000 to Liquitek for their immediate working capital requirements.

The description of the transactions set forth above is qualified in its entirety by the provisions of the Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of Thermoflow Corporation by Vitriseal, Inc. dated May 25, 2000, which is filed as Exhibit
10.1 to this Form 8-K and incorporated herein by reference, and the Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of Liquitek Corporation by Vitriseal, Inc. dated May 25, 2000, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by this reference.

Statements in this report that are not strictly historical are "forward-looking" statements which should be considered subject to the many uncertainties that exist in the Company's operations and business environment. These uncertainties, which include economic conditions, market demand and pricing, competitive and cost factors, and the like, are included in this release.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired
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It is not practicable to include the financial statements of Thermoflow and
Liquitek as required by Rule 3-05(b) of Regulation S-X at this time. The Company intends to file such information on or before August 9, 2000.

(b)  Pro forma financial information

It is not practicable to include the pro forma financial information as required by Article 11 of Regulation S-X at this time. The Company intends to file such information on or before August 9, 2000.

(c)  Exhibits

10.1 Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of Thermoflow Corporation by Vitriseal, Inc. dated May 25, 2000.

10.2 Agreement and Plan of Reorganization for the Acquisition of All of the Outstanding Shares of Common Stock of Liquitek Corporation by Vitriseal, Inc. dated May 25, 2000.

The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of the exhibits to the Agreements and Plans of Reorganization upon request.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VITRISEAL, INC.



                                       ----------------------------
                                       Culley W. Davis,
                                       Chief Executive Officer
Date: June 12, 2000